EXHIBIT 13
CERTIFICATION
     In connection with this Annual Report of SAP AG (the “Company”) on Form 20-F for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Prof. Dr. Henning Kagermann, Chief Executive Officer of the Company, and Dr. Werner Brandt, the Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, that to our knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated March 22, 2006

/s/ HENNING KAGERMANN
Name:	Prof. Dr. Henning Kagermann
Title:	Chief Executive Officer

/s/ WERNER BRANDT
Name:	Dr. Werner Brandt
Title:	Chief Financial Officer

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to SAP AG and will be retained by SAP AG and furnished to the Securities and Exchange Commission or its staff upon request.
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.